      As filed with the Securities and Exchange Commission December 29, 1995
                                                      Registration No. 33-56200
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C.  20549
                                     ______________________

                                POST-EFFECTIVE AMENDMENT NO. 2 TO
                                            FORM S-8
                                  REGISTRATION STATEMENT UNDER
                                   THE SECURITIES ACT OF 1933
                                     ______________________
                                          SPIEGEL, INC.
                       (Exact name of issuer as specified in its charter)

                  Delaware                              36-2593917
            (State or other jurisdiction              (I.R.S. Employer)
            of incorporation or organization)         Identification No.)

                      3500 LACEY ROAD, DOWNERS GROVE, ILLINOIS  60515-5432
                       (Address of principal executive office) (Zip Code)
                                     ______________________

                                        JAMES W. SIEVERS
                         Senior Vice President, Chief Financial Officer
                                          Spiegel, Inc.
                                         3500 Lacey Road
                               Downers Grove, Illinois  60515-5432
                                         (708) 986-8800
                             (Name and address of agent for service)
                                     ______________________

                                            COPY TO:
                                           Jay A. Lipe
                                     Rooks, Pitts and Poust
                                10 South Wacker Drive, Suite 2300
                                    Chicago, Illinois  60606
                                         (312) 876-1700
                                     ______________________

                                           SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 29th day of December, 1995.


                                          SPIEGEL, INC.


                              By:   /s/John J. Shea
                                    --------------------------------------------
                                    John J. Shea, Vice Chairman, President and
                                    Chief Executive Office and Principal
                                    Operating Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of December, 1995.

      Signature                                 Title
      ---------                                 -----


/s/John J. Shea                    Vice Chairman, President, Chief
--------------------------------   Executive Officer and Director
John J. Shea                       (Principal Operating Executive
                                   Officer)


/s/James W. Sievers                Senior Vice President, Chief Financial
--------------------------------   Officer and Director (Principal
James W. Sievers                   Financial and Accounting Officer)


                                   Director
--------------------------------
*Kenneth A. Bochenski

                                   Director
--------------------------------
*Dr. Michael Otto


                                   Director
--------------------------------
Hans-Christoph Fischer


                                   Director
--------------------------------
*Thomas Bohlmann



                                   Director
--------------------------------
Horst R. Hansen



                                   Director
--------------------------------
Karl-August Hopmann



                                   Director
--------------------------------
*Dr. Peter Mueller



                                   Director
--------------------------------
Dr. Peer Witten



                                   Director
--------------------------------
*David C. Moon

                                   Director
--------------------------------
Hans Jorg Hammer



                                   Director
--------------------------------
*Dr. Michael Crusemann



*By:  /s/John J. Shea
      --------------------------
      Attorney-in-Fact

                                          EXHIBIT INDEX


                                                                      Page No.
                                                                      --------
* 4(a)    Restated Certificate of Incorporation of
          the Company (filed by incorporation by
          reference to Exhibit 4.1 to the
          Company's Registration Statement on Form
          S-3, Registration No. 33-50739, filed
          October 25, 1993).                                              N/A

* 4(b)    By-Laws of the Company (filed by
          incorporation by reference to Exhibit
          4.2 of the Company's Registration
          Statement on Form S-3, No. 33-50739,
          filed October 25, 1993).                                        N/A

* 4(c)    Specimen Stock Certificate (filed by
          incorporation by reference to the
          Company's Annual Report on Form 10-K for
          the year ended December 31, 1988).                              N/A

* 5       Opinion of Rooks, Pitts and Poust
          regarding the legality of the Class A
          Non-Voting Common Stock being registered
          (filed by incorporation by reference to
          Exhibit 5 of Registration Statement on
          Form S-8 No. 33-56200, filed December
          23, 1992).                                                      N/A

 15       Not applicable.                                                 N/A

*24(a)    Consent of Rooks, Pitts and Poust
          (contained in Exhibit 5).                                       N/A

*24(b)    Consent of KPMG Peat, Marwick (filed by
          incorporation by reference to Exhibit
          24(b) of Registration Statement on Form
          S-8 No. 33-56200, filed December 23,
          1992).                                                          N/A

 25       Powers of Attorney                                                5

 28(a)    Spiegel, Inc. Semi-Monthly Salaried
          Employees Incentive Stock Option Plan,
          as Amended and Restated as of December 1, 1995.                  14

*28(b)    Form of Stock Option Agreement, as
          amended as of December 29, 1993 (filed
          by incorporation by reference to Exhibit
          28(b) of Registration Statement on Form
          S-8 No. 33-51755, filed December 29,
          1993).                                                          N/A

 29       Not applicable.                                                 N/A

_______________
*Incorporated by reference.
